                                                     EXHIBIT 11




                                                                  EXHIBIT 11
                                                                  (Unaudited)


                                                     C.M. CORP.

                                     INCOME (LOSS) PER COMMON SHARE
                              FOR THE CONDENSED STATEMENTS OF OPERATIONS

                            (Dollars in Thousands, Except Per Share Data)



                                  Three Months Ended     Nine Months Ended
                                    September 30,          September 30,
                                 -------------------   -------------------
                                   1998       1997      1998        1997
                                 -------    -------    -------    -------

Net income (loss) ............   $    (2)   $    (4)   $    (1)   $    17
                                 =======    =======    =======    =======

Total common shares ..........     1,000      1,000      1,000      1,000
                                 =======    =======    =======    =======

Income (loss) per common share   $    (2)   $    (4)   $    (1)   $    17
                                 =======    =======    =======    =======

